EXHIBIT 99.2
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                                   FRIEDMAN's

                          The Value Leader Since 1920
                 171 Crossroads Parkway Savannah, Georgia 31422
                      PO Box 8025 Savannah, Georgia 31412
                         (912) 233-9333 (800) 545-9033

                                                      Contact:  Maureen Busch
For Immediate Release                                           (912) 233-9333


            Friedman's Inc. Obtains Approval of Disclosure Statement
                    for First Amended Plan of Reorganization
         and Interim Approval of $145 Million Exit Financing Facilities

        Plan Investor and Unsecured Creditors' Committee Support Amended Reorganization Plan; Confirmation Hearing Set for November 21, 2005

   Exit Financing From CIT to Provide Up To a $125 Million Revolving Facility

    CIT Also Agrees to Open a Factoring Line of Up To $20 Million for Use by
                                Company Vendors

                     Harbert Investment Agreement Finalized

         Savannah, GA - September 28, 2005 - Friedman's Inc. (OTC: FRDMQ.PK), the Value Leader in fine jewelry retailing, today announced that the United States Bankruptcy Court for the Southern District of Georgia, Savannah Division (the "Bankruptcy Court"), entered an order on September 22 approving the Company's Disclosure Statement (the "Disclosure Statement") filed in conjunction with its First Amended Joint Plan of Reorganization (the "Amended Plan"). The Company also announced that the Amended Plan and Disclosure Statement now have the consent and support of the Company's Official Committee of Unsecured Creditors (the "Creditors' Committee") as well as the agreement of Harbert Distressed Investment Master Fund, LTD ("Harbert"), the plan investor under the Amended Plan.

         The Bankruptcy Court has set the following deadlines and hearings in connection with the confirmation process for the First Amended Plan:

         -- September 1, 2005 is the record date for determining creditors and interest holders entitled to receive solicitation packages or notices as directed by the Court;

         -- October 24, 2005 is the deadline for filing motions for the temporary allowance of claims for purposes of voting on the Amended Plan;

         -- November 5, 2005 is the deadline for Plan Exhibits to the Amended Plan to be filed with the Bankruptcy Court;

         -- November 10, 2005 is the voting deadline for accepting or rejecting the Amended Plan and is the deadline for filing objections to confirmation of the Amended Plan with the Bankruptcy Court;

         -- November 14, 2005 is the scheduled hearing on motions for the temporary allowance of claims for purposes of voting on the Amended Plan; and

         -- November 21, 2005 is the scheduled hearing on confirmation of the Amended Plan.

         As previously announced, Friedman's filed its plan of reorganization and disclosure statement in connection with its chapter 11 case with the Bankruptcy Court on August 4, 2005. At the time of the initial filing, the Creditors' Committee announced that it did not support the terms of the plan and disclosure statement but stated the Committee's willingness to continue to negotiate with the Company in order to reach a consensual plan of reorganization. Since the initial filing of the plan and disclosure statement, the Company has been able to reach consensus with the Creditors' Committee, leading to last week's filing of the Amended Plan and Disclosure Statement.

         Friedman's CEO Sam Cusano stated that, "The Company is very pleased that it has been able to reach consensus with its Creditors' Committee on its Amended Plan and Disclosure Statement. The Bankruptcy Court's approval of the Disclosure Statement allows the Company to proceed with its solicitation process, keeping the Company on track to emerge from Chapter 11 in 2005." Mr. Cusano added that, "We are grateful to the Creditors Committee for their perseverance and hard work that made this consensual Amended Plan possible." Mr. Cusano also noted that the key compromise enabling the Company to reach consensus with the Creditors' Committee on the Amended Plan, was Harbert's agreement to fund a litigation trust for the benefit of unsecured creditors in the amount of $8.0 million, and a claims administration trust of $500,000.

         The Company also announced that it has received a commitment letter from CIT to provide, upon the Company's exit from chapter 11, a fully underwritten revolving credit facility providing for up to $125 million in financing. The facility has a five year term and will be used to fund the Amended Plan, for ongoing working capital needs, and for general corporate purposes. In addition, CIT has agreed to provide a committed factoring line of up to $20 million, available upon exit from Chapter 11, through December 31, 2006.

         "We are very pleased with the CIT exit facility and the liquidity it provides as we exit chapter 11 and continue to rebuild Friedman's. With the additional benefit that CIT's factoring line will provide our vendors, we expect CIT's total financing package to provide a tremendous amount of confidence for our vendor partners," said Mr. Cusano.

         Friedman's also announced that it has reached another important milestone in its restructuring by entering into an investment agreement ("Investment Agreement") with Harbert. Previously, Harbert purchased a junior term loan in the amount of $25.5 million that was used by the Company to pay down borrowings under the Company's DIP Credit Facility. Under the terms of the Investment Agreement, the Company will sell 100% of the Company's new equity interests (subject to dilution only by the issuance of new equity pursuant to existing commitments under the Company's Key Employee Compensation Plan) to Harbert in exchange for the full satisfaction and discharge of amounts due pursuant to claims participation rights and vendor claims purchased by Harbert from Friedman's vendors, for satisfaction and discharge of the Company's existing $25.5 million term loan, and for Harbert's additional investment of $25 million. Harbert's $25 million investment will be used by Friedman's to consummate the Amended Plan and for general corporate purposes.

         The Investment Agreement will close on the effective date of the Company's Amended Plan, and is subject to a variety of conditions, including, among other things, the entry of a final confirmation order and satisfaction of all conditions precedent to the effectiveness of the Amended Plan, reaching settlements with the Securities and Exchange Commission and the U.S. Attorney's Office for the Eastern District of New York, resolution of claims filed by the Internal Revenue Service in form and substance reasonably satisfactory to Harbert, and the absence of any occurrence or development or state of circumstances that would have a material adverse effect on the Company's business, operations or condition.

         Mr. Cusano stated that, "Harbert's significant investment clearly demonstrates the level of its commitment to Friedman's, and its belief in the strategic direction of the Company. We expect Harbert's investment to enable the Company to emerge from chapter 11 and to return Friedman's to its status as a leader in the fine jewelry retail marketplace."

         Additional details regarding the terms of the Company's Plan and Disclosure Statement, and the order of the Bankruptcy Court approving the adequacy of the Disclosure Statement, will be included in a Current Report on Form 8-K to be filed with the SEC.

About Friedman's
----------------

         Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: http://www.friedmans.com. Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, including references to, and certain of the information contained in, the Company's Plan of Reorganization and Disclosure Statement, as each may be amended form time to time, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements and the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to continue to obtain use of cash collateral and/or debtor-in-possession (DIP) financing pursuant to the terms of such agreements; the ability of the Company to comply with the terms and conditions of its DIP financing, including its secured subordinated term loan with Harbert; court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and United States Attorney's Office for the Eastern District of New York investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risks factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company's common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company's Plan of Reorganization and Disclosure Statement, as each may be amended from time to time, and the Company's public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of the Company's common stock (both Series A and Series B common stock) and other equity interests (such as options and warrants) should assume that they could receive little or no value as part of a plan of reorganization. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company's common stock or any claims relating to pre-petition liabilities and/or other interests in the Company, such as warrants convertible into equity interests.

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